Exhibit 10.1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“Amendment”) is entered into, and dated for reference purposes, as of June 30, 2014 (the “Execution Date”) by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Metropolitan”), as Landlord (“Landlord”), and GENOMIC HEALTH, INC., a Delaware corporation (“Genomic”), as Tenant (“Tenant”), with reference to the following facts (“Recitals”):

A.            Landlord and Tenant are the parties to that certain written lease which is comprised of that certain written Lease, dated as of August 30, 2013 (the “Existing Lease”), entered into by and between Landlord and Tenant, for certain premises described therein and commonly known as Building Number 8 located at 701 Galveston Drive, Redwood City, California (the “Existing Premises”) of the Project commonly known as Seaport Centre), all as more particularly described in the Existing Lease.

B.            Landlord and Tenant desire to provide for (i) the lease to Tenant of Expansion Space A (defined below); and (ii) other amendments of the Existing Lease as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Scope of Amendment; Defined Terms.  Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect.  Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters that are the subject of this Amendment, the terms and conditions of this Amendment shall control.  All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise; provided, however, that the term “Lease” as used herein and, from and after the Effective Date (defined below), in the Existing Lease shall refer to the Existing Lease as modified by this Amendment.

Section 2.              Retroactive Effect.  Landlord and Tenant have executed this Amendment on the Execution Date, but intend and agree that it shall be effective as of May 8, 2014 (the “Effective Date”) with the same force and effect as if executed on that date.

Section 3.              Lease of Expansion Space A.

(a)           Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Expansion Space A (defined below) upon and subject to all of the terms, covenants and conditions of the Existing Lease except as expressly provided herein.  “Expansion Space A” is the part of the Building as shown as the “Must-Take Space” on Exhibit A to this Amendment.  Landlord and Tenant hereby agree that: (i) Expansion Space A is conclusively presumed to be 5,465 rentable square feet; and (ii) Expansion Space A is the same space as the Must-Take Space described in Section 3 of Rider 2 of the Existing Lease, and this lease of Expansion Space A is deemed to satisfy the rights and obligations of the parties with respect to the Must-Take Space and such Section 3 is of no further force or effect and is superseded by the provisions of this Amendment.

(b)           Construction; Commencement Date; Term; Rent; Other Provisions.   Notwithstanding any provision of the Existing Lease to the contrary, the following provisions shall govern Expansion Space A:

(1)           Condition; Construction.  Except as expressly described in this Amendment, including the Workletter attached hereto as Exhibit B: (A) Landlord shall deliver Expansion Space A to Tenant in its AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding Expansion Space A; and (B) Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation.

(2)           Delivery Date; Commencement Date; Term.  The “Expansion Space A Delivery Date” shall mean, and Landlord has delivered possession of Expansion Space A to Tenant for occupancy upon, May 8, 2014 and, upon such delivery, Expansion Space A became a part of the Premises.  Retroactively as of the Expansion Space A Delivery Date, all the conditions and covenants of the Lease, as amended, shall apply, and Tenant shall observe and perform all conditions and covenants of the Lease, as amended, including all that are specified to apply during the Term (for example only, Tenant’s insurance and indemnification obligations), except as otherwise expressly provided in this Amendment.  During the period from the Expansion Space A Delivery Date until the Expansion Space A Commencement Date (as defined below), in recognition of Tenant’s construction and installations in, and preparation of, Expansion Space A for the use and occupancy permitted by the Lease, as amended, Tenant shall not be obligated to pay, solely with respect to Expansion Space A, Monthly Base Rent, Rent Adjustment Deposits or Rent Adjustments.  The Expansion Space A Commencement Date shall mean, and Tenant’s obligation to pay rent with respect to Expansion Space A shall commence, on the earlier to occur of (A) August 6, 2014, and (B) the date that Tenant commences its business operations in Expansion Space A.  The Term of this lease of Expansion Space A (the “Space A Term”) shall continue until the Expiration Date of the Term of the Existing Lease of the Existing Premises.  Within thirty (30) days after request by Landlord, Tenant and Landlord shall enter into an agreement (which is attached

1

hereto as Exhibit C).  If Tenant fails to enter into such agreement, then the Expansion Space A Commencement Date shall be the date designated by Landlord in such agreement.

(c)           Monthly Rent for Expansion Space A Commencing Upon Expansion Space A Commencement Date.  Notwithstanding any provision of the Existing Lease to the contrary, in addition to rent payable for the Existing Premises, the amount of Monthly Base Rent due and payable by Tenant for Expansion Space A, accruing on and after the Expansion Space A Commencement Date and monthly thereafter for the Space A Term shall be as follows:

Period from/to:	Monthly:
Months 01 – 05	$12,296.25
Months 06 – 17	$12,665.02
Months 18 – 29	$13,044.95
Months 30 – 42	$13,436.24
Months 43 – 54	$13,839.56
Months 55 – March 31, 2019	$14,254.72

(d)           Rent Adjustment Deposit; Tenant’s Share.  The Rent Adjustment Deposit with respect to the Existing Premises shall continue to be as set forth in Section 1.01 of the Existing Lease.  The Rent Adjustment Deposit with respect to Expansion Space A (at the initial monthly rate, until further notice) shall be Two Thousand Eight Hundred Ninety-Six and 45/100 Dollars ($2,896.45).  Notwithstanding any provision of the Existing Lease to the contrary, commencing as of the Expansion Space A Commencement Date, Tenant shall pay Rent Adjustments and Rent Adjustment Deposits accruing on and after the Expansion Space A Commencement Date with respect to the Existing Premises and Expansion Space A, and for such purposes Tenant’s Building Share is conclusively agreed to be a total of 100.00%, Tenant’s Phase Share is conclusively agreed to be a total of 7.91%, and Tenant’s Project Share is conclusively agreed to be a total of 4.44%.

(e)           Parking.  Notwithstanding any provision of the Existing Lease to the contrary, with respect to Expansion Space A for the Space A Term, Tenant shall have the right to use, on an unassigned basis and in accordance with the terms of the Existing Lease, an additional 18 Parking Spaces.

(f)            Offer Right.  As of the Execution Date, the Offer Right set forth in Section 4 of Rider 2 of the Existing Lease is of no further force or effect.

Section 4.              Increase in Security.  Notwithstanding any provision of the Existing Lease to the contrary, upon execution of this Amendment Tenant shall pay Landlord Forty-Two Thousand Seven Hundred Sixty-Four and 16/100 Dollars ($42,764.16) to be held by Landlord to increase the amount of the Security required in Section 1.01(14) of the Existing Lease, from the amount of One Hundred Forty-Four Thousand and Ninety-Nine Dollars ($144,099.00) to the amount of One Hundred Eighty-Six Thousand Eight Hundred Sixty-Three and 16/100 Dollars ($186,863.16), which greater amount is the Security hereafter required under the Lease.

Section 5.              Time of Essence.  Without limiting the generality of any other provision of the Existing Lease, time is of the essence to each and every term and condition of this Amendment.

Section 6.              Brokers.  Notwithstanding any other provision of the Existing Lease to the contrary, Tenant represents and warrants to Landlord that no discussions or negotiations were had with any broker concerning this Amendment, other than Kidder Mathews.  Tenant hereby indemnifies and agrees to protect, defend and hold Landlord harmless from and against any claims of brokerage commissions arising out of any discussions or negotiations allegedly had by Tenant with any broker in connection with the Project, the Building and the Premises.  The foregoing obligations of Tenant shall survive the expiration or sooner termination of the Lease.

Section 7.              Attorneys’ Fees.  Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment.  In the event that either party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, the parties acknowledge and agree that the provisions of Section 11.03 of the Existing Lease shall apply.

Section 8.              Effect of Headings.  The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment.

Section 9.              Entire Agreement; Amendment.  This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

2

Section 10.            OFAC.  Landlord advises Tenant hereby that the purpose of this Section is to provide to the Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

If, in connection with the Lease, there is one or more Guarantors of Tenant’s obligations under the Lease, then Tenant further represents, warrants and covenants either that (i) any such Guarantor is a Regulated Entity or (ii) neither Guarantor nor any person or entity that directly or indirectly (a) controls such Guarantor or (b) has an ownership interest in such Guarantor of twenty-five percent (25%) or more, appears on the OFAC List.

Tenant covenants that during the term of the Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Section.  Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Amendment is true and complete.

Section 11.            Disclosure Regarding Certified Access Specialist.  Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, neither the Existing Premises nor Expansion Space A has undergone inspection by a “Certified Access Specialist” to determine whether the such premises meets all applicable construction-related accessibility standards under California Civil Code Section 55.53.

Section 12.            Electrical Usage Information.  Without limiting the generality of any other provision of the Existing Lease, if Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Existing Premises or Expansion Space A, then, upon request, Tenant shall provide monthly electrical utility usage for such premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to such premises directly from the applicable utility company.

Section 13.            Ratification.  Tenant represents to Landlord that: (a) the Existing Lease is in full force and effect and has not been modified except as provided by this Amendment; (b) as of the Execution Date, there are no uncured defaults or unfulfilled obligations on the part of Landlord or Tenant; and (c) Tenant is currently in possession of the entire Premises as of the Execution Date, and neither the Premises, nor any part thereof, is occupied by any subtenant or other party other than Tenant.

Section 14.            Authority.  Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party.  Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

Section 15.            Counterparts.  This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment.  Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

[signature page follows]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:	GENOMIC HEALTH, INC.,
a Delaware corporation

	By:	/s/ Kim Popovits

		Print Name:	Kim Popovits

		Title:	CEO
(Chairman of Board, President or Vice President)

		Date:	7. 17. 14

	By:	/s/ Brad Cole

		Print Name:	Brad Cole

		Title:	COO & CFO
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

		Date:	7/17/14

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

	By:	/s/ Leland Low

		Print Name:	Leland Low

		Title:	DIRECTOR

		Date:	7/22/2014

4

EXHIBIT A

Plan of Premises

1

EXHIBIT B

WORKLETTER AGREEMENT

(Allowance)

This Workletter Agreement (“Workletter”) is attached to and a part of a certain First Amendment to Lease by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and Genomic Health, Inc., a Delaware corporation, as Tenant, for the Premises (the “Amendment”).  Terms used herein and not defined herein shall have the meaning of such terms as defined elsewhere in the Amendment.  For purposes of this Workletter, references to “State” and “City” shall mean the State and City in which the Building is located and references to “Premises” shall mean Expansion Space A.

1.             AS IS Condition; Delivery.

Landlord shall deliver the Premises broom clean in its current “as built” configuration with existing build-out of the tenant space, with the Premises and the Building (including the “Base Building”, as defined below) in their AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation except to the extent expressly provided in this Workletter.  For purposes hereof, the “Base Building” (sometimes also referred to as the “Base Building Work”) shall mean the improvements made and work performed during the Building’s initial course of construction and modifications thereto, excluding all original and modified build-outs of any tenant spaces.

Notwithstanding any provision of this Workletter or the Amendment to the contrary, if and to the extent that upon delivery of the Premises,

(i) the roof and roof membrane above the Premises;

(ii) foundation (excluding slab) and structural components of the Base Building;

(iii) Landlord’s fire sprinkler and life-safety systems, if any, of the Base Building; and

(iv) the electrical, water, sewer and plumbing systems of the Base Building serving the Premises (but only from the local utility’s systems to the point of entry into the Premises or to the meter or other point after which such system serves exclusively the Premises).

are not in good working order and condition, and if and to the extent that there is any water damage to the walls, hard lid ceilings or ceiling tiles, except to the extent any of the foregoing are to be removed, demolished or altered by Tenant, and within twenty (20) days after the Expansion Space A Delivery Date (as defined in Section 3(b) of the Amendment) Tenant gives Landlord written notice specifying what is not in good operating condition, Landlord shall make necessary repairs to put such item or items in good operating condition; provided, however, that Landlord shall have no obligation under this paragraph to the extent any of the foregoing conditions are caused by or resulting from any act or omission of Tenant or any of Tenant’s contractors, employees, agents, customers or invitees, including, without limitation, any work performed by or on behalf of Tenant.

2.             Landlord Work.

Landlord shall have no obligation to perform any work.

3.             Tenant’s Plans.

3.1.         Description.  At its expense, Tenant shall employ:

(i) one or more architects reasonably satisfactory to Landlord and licensed by the State (“Tenant’s Architect”) to prepare architectural drawings and specifications for all layout and Premises improvements not included in, or requiring any change or addition to, the AS IS condition and Landlord Work, if any.

(ii) one or more engineers reasonably satisfactory to Landlord and licensed by the State (“Tenant’s Engineers”) to prepare structural, mechanical and electrical working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to, the AS IS condition and Landlord Work, if any.

All such drawings and specifications are referred to herein as “Tenant’s Plans”.  Tenant’s Plans shall be in form and detail sufficient to secure all applicable governmental approvals.  Tenant’s Architect shall be responsible for coordination of all engineering work for Tenant’s Plans and shall coordinate with any consultants retained by Tenant in connection with the design and installation of improvements to the Premises (the use of such consultants is subject to Landlord’s consent), and Landlord’s architect or other representative to assure the consistency of Tenant’s Plans with the Base Building Work and Landlord Work (if any).

Tenant shall pay Landlord, within ten (10) days of receipt of each invoice from Landlord, the cost incurred by Landlord for Landlord’s architects and engineers to review Tenant’s Plans for consistency of same with the Base Building Work and Landlord Work, if any.  Tenant’s Plans shall also include the following:

(a)           Final Space Plan:  The “Final Space Plan” for the Premises shall include a full and accurate description of room titles, floor loads, alterations to the Base Building or Landlord Work (if any) or requiring any change or addition to the AS IS condition, and the dimensions and location of all partitions, doors, aisles, plumbing (and furniture and equipment to the extent same affect floor loading).  The Final Space Plan shall (i) be compatible with the design, construction, systems and equipment of the Base Building and Landlord Work, if any; (ii) specify only materials, equipment and installations which are new and of a grade and quality no less than existing components of the Building when they were originally installed (collectively, (i) and (ii) may be referred to as “Building Standard” or “Building Standards”); (iii) comply with Laws, (iv) be capable of logical measurement and construction, and (v) contain all such information as may be required for the preparation of the Mechanical and Electrical Working Drawings and Specifications (including, without limitation, a capacity and usage report, from engineers designated by Landlord pursuant to Section 3.1(b). below, for all mechanical and electrical systems in the Premises).

(b)           Mechanical and Electrical Working Drawings and Specifications:  Tenant shall employ engineers approved by Landlord to prepare Mechanical and Electrical Working Drawings and Specifications showing complete plans for electrical, life safety, automation, plumbing, water, and air cooling, ventilating, heating and temperature control and shall employ engineers designated by Landlord to prepare for Landlord a capacity and usage report (“Capacity Report”) for all mechanical and electrical systems in the Premises.

(c)           Issued for Construction Documents:  The “Issued for Construction Documents” shall consist of all drawings (1/8” scale) and specifications necessary to construct all Premises improvements including, without limitation, architectural and structural working drawings and specifications and Mechanical and Electrical Working Drawings and Specifications and all applicable governmental authorities plan check corrections.

3.2.         Approval by Landlord.  Tenant’s Plans and any revisions thereof shall be subject to Landlord’s approval, which approval or disapproval:

(i) shall not be unreasonably withheld, provided however, that Landlord may disapprove Tenant’s Plans in its sole and absolute discretion if they (a) adversely affect the structural integrity of the Building, including applicable floor loading capacity; (b) adversely affect any of the Building Systems (as defined below), the Common Areas or any other tenant space (whether or not currently occupied); (c) fail to fully comply with Laws, (d) affect the exterior appearance of the Building; (e) provide for improvements which do not meet or exceed the Building Standards; or (f) involve any installation on the roof, or otherwise affect the roof, roof membrane or any warranties regarding either.  Building Systems collectively shall mean the structural, electrical, mechanical (including, without limitation, heating, ventilating and air conditioning), plumbing, fire and life-safety (including, without limitation, fire protection system and any fire alarm), communication, utility, gas (if any), and security (if any) systems in the Building.

(ii) shall not be delayed beyond ten (10) business days with respect to initial submissions and major change orders (those which impact Building Systems or any other item listed in subpart (i) of Section 3.2 above) and beyond five (5) business days with respect to required revisions and any other change orders.

If Landlord disapproves of any of Tenant’s Plans, Landlord shall advise Tenant of what Landlord disapproves in reasonable detail.  After being so advised by Landlord, Tenant shall submit a redesign, incorporating the revisions required by Landlord, for Landlord’s approval.  The approval procedure shall be repeated as necessary until Tenant’s Plans are ultimately approved.  Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of Tenant’s Plans.  Tenant shall be fully and solely responsible for the safety, adequacy, correctness and efficiency of Tenant’s Plans and for the compliance of Tenant’s Plans with any and all Laws.

3.3.         Landlord Cooperation.  Landlord shall cooperate with Tenant and make good faith efforts to coordinate Landlord’s construction review procedures to expedite the planning, commencement, progress and completion of Tenant Work.  Landlord shall complete its review of each stage of Tenant’s Plans and any revisions thereof and communicate the results of such review within the time periods set forth in Section 3.2 above.

3.4.         City Requirements.  Any changes in Tenant’s Plans which are made in response to requirements of the applicable governmental authorities and/or changes which affect the Base Building Work shall be immediately submitted to Landlord for Landlord’s review and approval.

3.5.         “As-Built” Drawings and Specifications. A CADD-DXF diskette file and a set of black line drawings of all “as-built” drawings and specifications of Tenant’s Work in the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by Tenant’s Architect and Engineers or by Contractors (defined below) shall be delivered by Tenant at Tenant’s expense to the Landlord within thirty (30) days after completion of the Tenant Work.  If Landlord has not received such drawings and diskette(s) within thirty (30) days, Landlord may give Tenant written notice of such failure.  If Tenant does not produce the drawings and diskette(s) within ten (10) days after Landlord’s written notice, Landlord may, at Tenant’s sole cost which may be deducted from the Allowance, produce the drawings and diskette(s) using Landlord’s personnel, managers, and outside consultants and contractors.  Landlord shall receive an hourly rate reasonable for such production.

4.             Tenant Work.

4.1.         Tenant Work Defined.  All tenant improvement work required by the Issued for Construction Documents (including, without limitation,  any approved changes, additions or alterations pursuant to Section 7 below) is referred to in this Workletter as “Tenant Work.”

4.2.         Tenant to Construct.  Tenant shall construct all Tenant Work pursuant to this Workletter, and except to the extent modified by or inconsistent with express provisions of this Workletter, pursuant with the provisions of the terms and conditions of Article Nine of the Lease, governing Tenant Alterations (except to the extent modified by this Workletter) and all such Tenant Work shall be considered “Tenant Alterations” for purposes of the Lease.

4.3.         Construction Contract.  All contracts and subcontracts for Tenant Work shall include any terms and conditions reasonably required by Landlord.

4.4.         Contractor.  Tenant shall select one or more contractors to perform the Tenant Work (“Contractor”) subject to Landlord’s prior written approval, which shall not unreasonably be withheld.

4.5.         Division of Landlord Work and Tenant Work.  Tenant Work is defined in Section 4.1 above and Landlord Work, if any, is defined in Section 2.

5.             Tenant’s Expense.

Tenant agrees to pay for all Tenant Work, including, without limitation, the costs of design thereof, whether or not all such costs are included in the “Permanent Improvement Costs” (defined below).  Subject to the terms and conditions of this Workletter, Tenant shall apply the “Allowance” (defined below) to payment of the Permanent Improvement Costs.  Landlord shall provide Tenant a tenant improvement allowance (“Allowance”) at the rate of Fifteen Dollars ($15.00) per square foot of Rentable Area of the Premises, of which Five Dollars ($5.00) per square foot shall be used only on replacement or repairs to the HVAC serving the Premises.  The Allowance shall be used solely to reimburse Tenant for the Permanent Improvement Costs. The term “Permanent Improvement Costs” shall mean the actual and reasonable costs of construction of that Tenant Work which constitutes permanent improvements to the Premises, actual and reasonable costs of design thereof and governmental permits therefor, costs incurred by Landlord for Landlord’s architects and engineers pursuant to Section 3.1, and Landlord’s construction administration fee (defined in Section 8.10 below).  Provided, however, Permanent Improvement Costs shall exclude costs of “Tenant’s FF&E” (defined below).  For purposes of this Workletter, “Tenant’s FF&E” shall mean Tenant’s furniture, furnishings, telephone systems, computer systems, equipment, any other personal property or fixtures, and installation thereof, including, without limitation, “Tenant’s Personal Property” described on Exhibit G of the Existing Lease.  If Tenant does not utilize one hundred percent (100%) of the Allowance for Permanent Improvement Costs no later than the date that is one full calendar year following the Expansion Space A Delivery Date, Tenant shall have no right to the unused portion of the Allowance.

6.             Application and Disbursement of the Allowance.

6.1.         Tenant shall prepare a budget for all Tenant Work, including the Permanent Improvement Costs and all other costs of the Tenant Work (“Budget”), which Budget shall be subject to the reasonable approval of Landlord.  Such Budget shall be supported by a guaranteed maximum price construction contract and such other documentation as Landlord may require to evidence the total costs.  To the extent the Budget exceeds the available Allowance (“Excess Cost”), Tenant shall be solely responsible for payment of such Excess Cost.  Further, prior to any disbursement of the Allowance by Landlord, Tenant shall pay and disburse its own funds for all that portion of the Permanent Improvement Costs equal to the sum of (a) the Permanent Improvement Costs in excess of the Allowance; plus (b) the amount of “Landlord’s Retention” (defined below).  “Landlord’s Retention” shall mean an amount equal to fifteen percent (15%) of the Allowance, which Landlord shall retain out of the Allowance and shall not be obligated to disburse unless and until after Tenant has completed the Tenant Work and complied with Section 6.4 below.  Further, Landlord shall not be obligated to make any disbursement of the Allowance unless and until Tenant has provided Landlord with (i) bills and invoices covering all labor and material expended and used in connection with the particular portion of the Tenant Work for which Tenant has requested reimbursement, (ii) an affidavit from Tenant stating that all of such bills and invoices have either been paid in full by Tenant or are due and owing, and all such costs qualify as Permanent Improvement Costs, (iii) contractors affidavit covering all labor and materials expended and used, (iv) Tenant, contractors and architectural completion affidavits (as applicable), and (v) valid mechanics’ lien releases and waivers pertaining to any completed portion of the Tenant Work which shall be conditional or unconditional, as applicable, all as provided pursuant to Section 6.2 and 6.4 below.

6.2.         Upon Tenant’s full compliance with the provisions of Section 6, and if Landlord determines that there are no applicable or claimed stop notices (or any other statutory or equitable liens of anyone performing any of Tenant Work or providing materials for Tenant Work) or actions thereon, Landlord shall disburse the applicable portion of the Allowance as follows:

(a)           In the event of conditional releases, to the respective contractor, subcontractor, vendor, or other person who has provided labor and/or services in connection with the Tenant Work, upon the following terms and conditions: (i) such costs are included in the Budget, are Permanent Improvement Costs, are covered by the Allowance, and Tenant has completed and delivered to Landlord a written request for payment, in form reasonably approved by Landlord, setting forth the exact name of the contractor, subcontractor or vendor to whom payment is to be made and the date and amount of the bill or invoice, (ii) the request for payment is accompanied by the documentation set forth in Section 6.1; and (iii) Landlord, or Landlord’s appointed representative, has inspected and approved the work for which Tenant seeks payment; or

(b)           In the event of unconditional releases, directly to Tenant upon the following terms and conditions: (i) Tenant seeks reimbursement for costs of Tenant Work which have been paid by Tenant, are included in the Budget, are Permanent Improvement Costs, and are covered by the Allowance; (ii) Tenant has completed and delivered to Landlord a request for payment, in form reasonably approved by Landlord, setting forth the name of the contractor, subcontractor or vendor paid and the date of payment, (iii) the request for payment is accompanied by the documentation set forth in Section 6.1; and (iv) Landlord, or Landlord’s appointed representative, has inspected and approved the work for which Tenant seeks reimbursement.

6.3.         Tenant shall provide Landlord with the aforementioned documents by the 15th of the month and payment shall be made by the 30th day of the month following the month in which such documentation is provided.

6.4.         Prior to Landlord disbursing the Landlord’s Retention to Tenant, Tenant shall submit to Landlord the following items within thirty (30) days after completion of the Tenant Work or such longer period as Landlord may permit: (i) “As Built” drawings and specifications pursuant to Section 3.5 above, (ii) all unconditional lien releases from all general contractor(s) and subcontractor(s) performing work, (iii) a “Certificate of Completion” prepared by Tenant’s Architect, and (iv) a final budget with supporting documentation detailing all costs associated with the Permanent Improvement Costs.

7.             Changes, Additions or Alterations.

If Tenant desires to make any non-de minimis change, addition or alteration or desires to make any change, addition or alteration to any of the Building Systems after approval of the Issued for Construction Documents, Tenant shall prepare and submit to Landlord plans and specifications with respect to such change, addition or alteration.  Any such change, addition or alteration shall be subject to Landlord’s approval in accordance with the provisions of Section 3.2 of this Workletter.  Tenant shall be responsible for any submission to and plan check and permit requirements of the applicable governmental authorities.  Tenant shall be responsible for payment of the cost of any such change, addition or alteration if it would increase the Budget and Excess Cost previously submitted and approved pursuant to Section 6 above.

8.             Miscellaneous.

8.1.         Scope.  Except as otherwise set forth in the Lease, this Workletter shall not apply to any space added to the Premises by Lease option or otherwise.

8.2.         Tenant Work shall include (at Tenant’s expense subject to application of the Allowance towards the costs of such items) for all of the Premises:

(a)           Landlord approved lighting sensor controls as necessary to meet applicable Laws;

(b)           Building Standard fluorescent fixtures in all Building office areas;

(c)           Building Standard meters for each of electricity and chilled water used by Tenant shall be connected to the Building’s system and shall be tested and certified prior to Tenant’s occupancy of the Premises by a State certified testing company;

(d)           Building Standard ceiling systems (including tile and grid) and;

(e)           Building Standard air conditioning distribution and Building Standard air terminal units.

8.3.         Sprinklers.  Subject to any terms, conditions and limitations set forth herein, Landlord shall provide an operative sprinkler system consisting of mains, laterals, and heads “AS IS” on the date of delivery of the Premises to Tenant.  Tenant shall pay for piping distribution, drops and relocation of, or additional, sprinkler system heads and Building firehose or firehose valve cabinets, if Tenant’s Plans and/or any applicable Laws necessitate such.

8.4.         Floor Loading.  Floor loading capacity shall be within building design capacity.  Tenant may exceed floor loading capacity with Landlord’s consent, at Landlord’s sole discretion and must, at Tenant’s sole cost and expense, reinforce the floor as required for such excess loading.

8.5.         Work Stoppages.  If any work on the Real Property other than Tenant Work is delayed, stopped or otherwise affected by construction of Tenant Work, Tenant shall immediately take those actions necessary or desirable to eliminate such delay, stoppage or effect on work on the Real Property other than Tenant Work.

8.6.         Life Safety.  Tenant (or Contractor) shall employ the services of a fire and life-safety subcontractor reasonably satisfactory to Landlord for all fire and life-safety work at the Building.

8.7.         Locks.  Tenant may purchase locks, cylinders and keys for the Premises from its own vendor, provided that (a) such vendor and the locks, cylinders and keys to be used are subject to Landlord’s prior written approval; (b) of a make and model which are functional, operable and compatible with Landlord’s master key system; (c) a master key or keys are provided to Landlord, of which Landlord may place one such master key in the “knox box” for use by the fire department and emergency personnel in the event of an emergency and may retain another key for Landlord’s use for entry permitted under the Lease; and (d) the contact information for Tenant’s vendor for locks, cylinders and keys used in the Premises shall be provided to Landlord with Tenant’s request for approval.

8.8.         Authorized Representatives.  Tenant has designated David Quinn to act as Tenant’s representative with respect to the matters set forth in this Workletter.  Such representative(s) shall have full authority and responsibility to act on behalf of Tenant as required in this Workletter.  Tenant may add or delete authorized representatives upon five (5) business days’ notice to Landlord.

8.9.         Access to Premises.  After Landlord has recovered possession of the Premises from any prior Tenant, prior to delivery of possession to Tenant, Tenant and its architects, engineers, consultants, and contractors shall have access at reasonable times and upon advance notice and coordination with the Building management, to the Premises for the purpose of planning Tenant Work.  Such access shall not in any manner interfere with Landlord Work, if any.  Such access, and all acts and omissions in connection with it, shall be subject to and governed by all other provisions of the Lease, including, without limitation, Tenant’s indemnification obligations, insurance obligations, etc., except for the payment of Base Rent and Additional Rent.  To the extent that such access by Tenant delays the Substantial Completion of the Landlord Work (if any), such delay shall be a Tenant Delay and the Landlord Work shall be deemed Substantially Complete on the date such Landlord Work would have been completed but for such access.

8.10.       Fee.  Landlord shall receive a fee equal to two percent (2.0%) of the Allowance for Landlord’s review and supervision of construction of the Tenant Work, which fee shall be paid by Landlord applying two percent (2.0%) of the Allowance in payment thereof.  Such fee is in addition to Tenant’s reimbursement of costs incurred by Landlord pursuant to other provisions hereof, including, without limitation, for Landlord’s architects and engineers to review Tenant’s Plans.

9.             Force and Effect.

The terms and conditions of this Workletter shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference.  Should any inconsistency arise between this Workletter and the Lease as to the specific matters which are the subject of this Workletter, the terms and conditions of this Workletter shall control.

EXHIBIT C

EXPANSION SPACE A COMMENCEMENT DATE AGREEMENT

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Landlord”), and GENOMIC HEALTH, INC., a Delaware corporation (“Tenant”), have entered into a certain Amendment to Lease, which Amendment is dated as of June 30, 2014 (the “Amendment”).  The original Lease, as amended by the Amendment, may be referred to as the “Lease”.

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Expansion Space A Commencement Date as provided for in the Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Amendment, Landlord and Tenant agree as follows:

1.             Unless otherwise defined herein, all capitalized terms shall have the same meanings ascribed to them in the Amendment and the Lease.

2.             The Expansion Space A Commencement Date, as defined in the Amendment, is                                                .

3.             The Expiration Date of the Term of the Lease is                                   .

4.             Tenant hereby confirms the following:

(a)                                 that it has accepted possession of Expansion Space A pursuant to the terms of the Amendment;

(b)                                 that the Landlord Work, if any, is Substantially Complete; and

(c)                                  that the Lease is in full force and effect.

5.             Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6.             The Lease and this Expansion Space A Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein.  No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	GENOMIC HEALTH, INC.,
a Delaware corporation

	By:	/s/ Kim Popovits

		Print Name:	Kim Popovits
		Title:	CEO
(Chairman of Board, President or Vice President)
		Date:	7. 9. 14

	By:	/s/ Brad Cole

		Print Name:	Brad Cole
		Title:	COO
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)
		Date:	7/2/14

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:

Print Name:
Title:
Date:

1